EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:  Press:       Frank D. Filipo

Executive Vice President &
                                   Chief Operating Officer
                                   (631) 208-2400

  Investor: Brian K. Finneran
                   Executive Vice President &
                   Chief Financial Officer
                   (631) 208-2400
4 West Second Street Riverhead, NY 11901 (631) 208-2400 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com

SUFFOLK BANCORP REINSTATES QUARTERLY DIVIDEND

Riverhead, New York, July 30, 2014 – Suffolk Bancorp (the "Company") (NASDAQ – SUBK), parent company of Suffolk County National Bank (the "Bank"), announced that its Board of Directors today declared a quarterly cash dividend of $0.06 per share on its common stock.  The dividend will be payable on August 27, 2014 to shareholders of record as of August 13, 2014.  This cash dividend represents the first dividend the Company has paid since January 6, 2011.  Based on the July 29, 2014 closing price of $20.89 per share, the annualized dividend yield on the Company's common stock would be 1.15%.

Corporate Information
Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York and Suffolk Bancorp's wholly owned subsidiary.  Organized in 1890, the Bank has 26 branch offices in Nassau and Suffolk Counties, New York.  For more information about the Bank and its products and services, please visit www.scnb.com.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995
Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These can include remarks about the Company, the banking industry, the economy in general, expectations of the business environment in which the Company operates, projections of future performance, and potential future credit experience. These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond the Company's control and are subject to a variety of uncertainties that could cause future results to vary materially from the Company's historical performance, or from current expectations. These remarks may be identified by such forward-looking statements as "should," "expect," "believe," "view," "opportunity," "allow," "continues," "reflects," "typically," "usually," "anticipate," or similar statements or variations of such terms.

PRESS RELEASE July 30, 2014 Page 2 of 2

Factors that could affect the Company include particularly, but are not limited to: increased capital requirements mandated by the Company's regulators; the Company's ability to raise capital; competitive factors, including price competition; changes in interest rates; increases or decreases in retail and commercial economic activity in the Company's market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; results of regulatory examinations or changes in law, regulations or regulatory practices; the Company's ability to attract and retain key management and staff; any failure by the Company to maintain effective internal control over financial reporting; larger-than-expected losses from the sale of assets; and the potential that net charge-offs are higher than expected or for further increases in our provision for loan losses. Further, it could take the Company longer than anticipated to implement its strategic plans to increase revenue and manage non-interest expense, or it may not be possible to implement those plans at all. Finally, new and unanticipated legislation, regulation, or accounting standards may require the Company to change its practices in ways that materially change the results of operations. We have no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document. For more information, see the risk factors described in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.